EXHIBIT 4

                        INTEGRATED HEALTH SERVICES, INC.
                          1998 STOCK COMPENSATION PLAN

1.      PURPOSE OF THE PLAN

        This 1998 Stock Compensation Plan (the "Plan") is intended as a means whereby Integrated Health Services, Inc., a Delaware corporation (hereinafter "IHS"), may provide for awards of stock options and stock grants to certain employees and Consultants (as defined below) of IHS and its subsidiaries and affiliates, thereby helping to encourage the judgment, initiative and efforts of such employees and Consultants by further aligning their interests with those of the stockholders of IHS. Stock options granted pursuant to the Plan are not incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.      DEFINITIONS

         (a) "Award" means an award of a stock option or a stock grant.

         (b) "Board of Directors" means the Board of Directors of IHS.

         (c) A "Change of Control" is deemed to occur if (i) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company's assets; (ii) the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the Board of Directors unless the election, or nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (d) "Committee" shall have the meaning set forth in Section 4(a).

         (e) "Common Stock" means the common stock of IHS, par value $.001 per share, as presently constituted, subject to adjustment, and including other securities, as provided in Section 7.

         (f) "Consultant" means any person designated by the Corporation as an independent contractor.

         (g) "Corporation" means IHS and its Subsidiaries and affiliates, unless the context otherwise requires.

         (h)  "Eligible   Participants"  means  employees  of  the  Corporation,
         directors of a Subsidiary or Consultants of the Corporation as described in Section 5.

         (i) "Fair Market Value" means, as of any date, and unless the Committee shall specify otherwise, the mean between the high and the low market prices for the Common Stock reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if the Common Stock did not trade on the New York Stock Exchange on the date in question, then for the next preceding date for which the Common Stock traded on the New York Stock Exchange.

         (j) "Subsidiary" means any corporation of which IHS owns, directly or indirectly, fifty percent (50%) or more of the voting or capital stock, or any partnership of which IHS owns, directly or indirectly, a fifty percent (50%) or more participating interest or the general partner of which is a Subsidiary.

3.      COMMON STOCK SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 7, the maximum number of shares of Common Stock which may be issued pursuant to the Plan shall not exceed 500,000. Shares issued under the Plan may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired by IHS. All or any shares of Common Stock subject to a stock option or stock grant which for any reason are not issued or are reacquired under the stock option or stock grant may again be made subject to a stock option or stock grant under the Plan.

4.      ADMINISTRATION OF THE PLAN

        (a) Composition of the Committee or Subcommittee. The Plan shall be administered by the Board of Directors and/or by a committee (a
        "Committee") or a subcommittee (a "Subcommittee") of the Board of Directors, as appointed from time to time by the Board of Directors. Any such Subcommittee shall be composed of one or more directors of IHS (who may but need not be members of the Committee). Any action by the Subcommittee shall be deemed for all purposes to have been taken by the Committee and all references in this Plan or in an Award to the Committee shall include any Subcommittee acting within the scope of its delegation (with any references to the Subcommittee in this Section 4 being for purposes of clarification and not so as to limit the authority of any Subcommittee under other Sections of the Plan). The Board of Directors shall fill vacancies on and from time to time may remove or add members to the Committee or Subcommittee. The Committee or Subcommittee shall have the authority to make Awards under the Plan to Eligible Participants, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. The Committee or Subcommittee shall act pursuant to a majority vote or unanimous written consent. The Committee or Subcommittee may designate the Secretary of IHS or other IHS employees to assist it in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards or other documents entered into under the Plan on behalf of the Committee or Subcommittee or on behalf of the Corporation. However, the Committee or Subcommittee may not delegate to such designee the authority to determine which persons are Eligible Participants or which Eligible Participants will receive Awards.

        (b) Powers of the Committee or Subcommittee. Subject to the express provisions of the Plan, the Committee or Subcommittee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan, including, without limitation: (a) to prescribe, amend and rescind rules relating to the Plan and to define terms not otherwise defined herein; (b) to prescribe the form of documentation used to evidence any stock option or stock grant awarded hereunder, including provision for such terms as it considers necessary or desirable; (c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to stock options or to receipt or vesting of stock grants; (d) to determine whether, and the extent to which, adjustments are required pursuant to
        Section 7 hereof; and (e) to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any stock option or stock grant awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of IHS. Notwithstanding any provision of the Plan, the Board of Directors may at any time limit the authority of the Committee or Subcommittee to administer the Plan.

        (c) Determinations of the Committee or Subcommittee. All decisions, determinations and interpretations by the Committee or Subcommittee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any stock option or stock grant awarded hereunder, shall be final and binding on all Eligible Participants and holders of stock options and stock grants. The Committee or Subcommittee may consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

5.      ELIGIBLE PARTICIPANTS

        Any person who is an employee of the Corporation, a director of a Subsidiary or a Consultant of the Corporation shall be eligible (together, "Eligible Participants") for the award of stock options and/or stock grants hereunder unless the grant of an Award to such person would require the Plan to be approved by the stockholders of IHS under Rule 312.03(a) of the rules of the New York Stock Exchange.

6.      GRANT, TERMS AND CONDITIONS OF AWARDS

        (a) General Terms and Conditions. Stock options and stock grants awarded pursuant to the Plan will be evidenced by a written agreement in a form approved by the Committee or

        Subcommittee, which need not be identical. In addition, each stock option and stock grant shall be subject to the following general terms and conditions:

             (1) Terms and Restrictions Upon Shares. The Committee may (but need not) provide that the shares of Common Stock issued upon exercise of a stock option or receipt of a stock grant shall be subject to such further conditions, restrictions or agreements as the Committee in its discretion may specify prior to the exercise of such stock option or receipt of such stock grant, including without limitation, deferrals on issuance, conditions on vesting or transferability, and forfeiture or repurchase provisions. The Committee may establish rules for the deferred delivery of Common Stock upon exercise of a stock option or receipt of a stock grant with the deferral evidenced by use of "Stock Units" equal in number to the number of shares of Common Stock whose delivery is so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the Fair Market Value of one share of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Corporation except as otherwise provided by the Board of Directors. Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock or otherwise as determined by the Committee. The amount of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 7.

             (2) Adequate Consideration. To the extent prohibited by Section 152 of the Delaware General Corporation Law, stock options and stock grants may not be awarded in consideration of future services. In addition, the consideration for any stock grant shall not be less than the par value of the Common Stock to be awarded.

             (3) Acceleration of Vesting Upon Change of Control. If there is a Change of Control of the Company, then (i) all outstanding options shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related option agreements have been satisfied, and each option holder shall have the right to exercise his or her options prior to such Change of Control and for as long thereafter as the option shall remain in effect in accordance with its terms and the provisions hereof, and (ii) all stock grants shall become fully-vested, and all restrictions on transferability and all rights of the Company to repurchase shares of restricted stock shall terminate at the effective time of such Change in Control.

             (4) Other Terms and Conditions. No holder of a stock option or stock grant shall have any rights as a stockholder with respect to any shares of Common Stock subject to a stock option or stock grant hereunder until said shares have been issued. Stock options and stock grants may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

        (b) Stock Option Price. The exercise price for each stock option shall be established by the Committee. The exercise price shall not be less than the Fair Market Value of the stock on the date of grant. The exercise price shall be paid in full at the time of exercise. The exercise price shall be payable in cash, by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Corporation, by the surrender of shares of Common Stock owned by the option holder exercising the option and having a Fair Market Value on the date of exercise equal to the exercise price but only if such will not result in an accounting charge to the Corporation, or by any combination of the foregoing.

        (c)  Transferability  of  Option.   Unless  otherwise  provided  by  the
        Committee, each stock option shall be transferable only by will or the laws of descent and distribution.

        (d) Stock Grant Terms. Subject to Section 6(a)(2), stock grants under the Plan may, in the sole discretion of the Committee, but need not, be conditioned upon the Eligible Participant paying cash or cash-equivalent consideration or agreeing to forego other compensation for the shares of Common Stock covered by the stock grant. Stock grants under the Plan may be subject to such conditions, restrictions or other vesting terms as are established in the sole discretion of the Committee. The conditions, restrictions or vesting terms may be contingent upon the passage of time, continued service or achievement of Corporation or individual performance goals, as specified by the Committee.

7.      ADJUSTMENT OF AND CHANGES IN SECURITIES

        (a) If the outstanding securities of the class(es) then subject to the Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or other securities, or if cash, property or shares or other securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the maximum number and type of shares or other securities that may be subject to Awards under the Plan shall be appropriately adjusted. The Committee shall determine in its sole discretion the appropriate adjustment to be effected pursuant to the immediately preceding sentence. In addition, in connection with any such change in the class(es) of securities then subject to the Plan, the Committee may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to stock options and stock grants theretofore awarded under the Plan and the exercise price of such options or price of such stock grants.

        (b) No right to purchase fractional shares or fractions of other securities shall result from any adjustment in stock options or stock grants pursuant to this Section. In case of any such adjustment, the shares or other securities subject to the stock option or stock grant shall be rounded down to the nearest whole share of Common Stock or equivalent other security, as the case may be.

8.      COMPLIANCE WITH OTHER LAWS AND REGULATIONS

        The Plan, the grant and exercise of Awards thereunder, and the obligation of IHS to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. IHS shall not be required to register in the name of the holder of the Award or deliver any shares of Common Stock if in the opinion of the Committee such action would violate any applicable federal, state or foreign laws, rules or regulations of requires as a condition any approvals by any governmental or regulatory agency which have not theretofore been obtained. IHS shall not be required to register in the name of the holder of the Award or deliver any shares of Common Stock under the Plan or any Award prior to the completion of any registration or qualification of such shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

        Without limiting the foregoing, IHS shall not be required to register in the name of the holder of the Award or deliver any shares of Common Stock under the Plan or any Award unless (i) the Eligible Participant or other person in whose name such shares are to be registered or to whom such shares are to be delivered is an "employee" or other person as to whom offers and sales of securities can be registered under the Securities Act of 1933 on a Form S-8, (ii) the Company at the time qualifies for use of Form S-8, and (iii) a Form S-8 covering such offer and/or sales has been filed and is effective. The Corporation shall be under no obligation to file a registration statement covering offers and sales under the Plan other than as described in the preceding sentence. In the absence of registration on Form S-8, IHS may in its discretion rely on the availability of an exemption from registration under the Securities Act of 1933 and any other applicable federal, state and foreign law for the offer, sale and delivery of shares of Common Stock under the Plan or any Award, provided that in any such case IHS may condition the offer, sale or delivery of shares of Common Stock upon the Eligible Participant or other person in whose name such shares are to be registered or to whom such shares are to be delivered upon (i) such person providing IHS in writing representations and warranties and requested by the Committee, including but not limited to a representation that such person is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, that such person is a sophisticated investor and that such person has had the opportunity to review relevant financial and other information regarding the Corporation, (ii) the certificates representing such shares bearing such legends as the Committee may deem necessary or appropriate, and (iii) the Company receiving a legal opinion from such person as to the availability of any such exemption.

9.      TAX WITHHOLDING

        To the extent required by applicable federal, state, local or foreign law, an Eligible Participant or holder of an Award shall make arrangements satisfactory to the Committee for the satisfaction of any withholding tax obligations that arise by reason of any issuance of shares under the Plan. The Corporation shall not be required to issue shares of Common Stock or to recognize the disposition of such shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by any means permitted under Section 6(b) for the payment of the exercise price of a stock option.

10.     AWARDS BY SUBSIDIARIES

        In the case of an Award to any Eligible Participant of a Subsidiary, such Award may, if the Committee so directs, be implemented by IHS issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the holder of the Award in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

11.     EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

        This Plan shall become effective upon its approval by the Board of Directors. Unless earlier suspended or terminated by the Board of Directors, or extended as provided below, no stock options or stock grants may be awarded after the tenth anniversary of the effective date of the Plan. The Board of Directors or the Committee may from time to time extend the effective term of the Plan and otherwise amend the Plan as determined appropriate, without action by the stockholders of IHS except to the extent required by applicable law. References in the Plan and in writings evidencing and setting the terms of Awards which refer to the Code or other applicable law shall also be deemed to refer to any applicable successor provisions thereof unless otherwise determined by the Committee. The Plan may be earlier terminated at such earlier time as the Board of Directors may determine.

12.     APPLICABLE LAW AND FORUM

        This Plan and any rights hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any claim, dispute or other matter in question of any kind relating to the Plan or any Award shall be brought only in the appropriate federal or state court located within or with closest geographic proximity to the principal executive offices of IHS.